UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 30, 2008

Medarex, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	0-19312	22-2822175
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

707 State Road, Princeton, N.J.		08540-1437
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (609) 430-2880

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 30, 2008, the Board of Directors (the “Board”) of Medarex, Inc. (‘Medarex”) was informed by Irwin Lerner, Chairman of the Board, of his intention to retire from the Board effective as of the date of Medarex’s annual shareholder meeting, scheduled for May 15, 2008 (the “Annual Meeting Date”).  On January 31, 2008, the Board appointed, effective as of the Annual Meeting Date, (i) Mr. Lerner as honorary Chairman Emeritus of the Board, and (ii) Howard Pien, Medarex’s President and Chief Executive Officer, as the successor to Mr. Lerner as Chairman of the Board.  On the same date, the Compensation and Organization Committee of the Board of Medarex approved the acceleration, on the Annual Meeting Date, of the vesting period of all unvested Medarex stock options held by Mr. Lerner on such date.  The Board will elect a lead independent director as soon as practicable on or after the Annual Meeting Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDAREX, INC.

Date: February 5, 2008	/s/ CHRISTIAN S. SCHADE
Christian S. Schade
Senior Vice President and Chief Financial Officer